SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	Cboe BZX Exchange
Series A Warrants	VHAI+A	Cboe BZX Exchange
Series B Warrants	VHAI+B	Cboe BZX Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 2, 2024, Vocodia Holdings Corp, Inc. (the “Company,” “we” or “us”) entered into a Securities Purchase Agreement (the “SPA”) with certain accredited investors (the “Purchasers”) for the sale of (i) 2,800 shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”, and the closing of such sale the “Second Closing”) at a purchase price of $1,000 per share for a total of $2,800,000 and (ii) 20,000 shares of Series D Redeemable  Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock” and the closing of such sale, the “First Closing”) at a purchase price of $0.0001 per share for a total of $2.00 (the “Offering”). Further to this initial investment, the SPA contemplates additional investments for an additional $200,000.

The Series C Preferred Stock (the “Shares”) are convertible into shares of the Company’s common stock, $0.0001 per share (the “Common Stock”) subject to the terms of the Series C COD (as defined below). The Series D Preferred Stock shall be redeemed in accordance with the redemption terms of the Series D COD (as defined below). The SPA includes customary representations, warranties and covenants by the Company and the Purchaser, as well as conditions to closing, including that, after appearance at a hearing panel of the Cboe Global Markets, Inc. (the “CBOE”) scheduled for August 8, 2024, the CBOE shall have approved the Company’s request for continued listing, subject to compliance with the minimum continued listing standards set forth in Listing Rule 14.9(e)(2) of the CBOE and compliance with the minimum bid price requirement under Listing Rule 14.9(e)(1)(B) of the CBOE.

Placement Agency Agreement

The Company entered into that certain placement agency agreement, dated August 2, 2024 (the “Placement Agency Agreement”), by and between the Company and Alexander Capital L.P. (“Alexander”) in relation to the Offering. Alexander will be paid a cash fee of 6.0% of the aggregate gross cash proceeds to the Company from the sale of the securities in the Offering to investors which contacted Alexander, have been contacted by Alexander, were introduced by Alexander to the Company or contacted the Company as a result of Alexander’s process and a cash fee of 4.0% of the aggregate gross cash proceeds to the Company from the sale of the securities in the Offering to other investors.

Registration Rights Agreement

The Company entered into that certain registration rights agreement, dated August 2, 2024 (the “RRA”), by and between the Company and the Purchasers pursuant to which the Company shall, within 60 days after the Second Closing, file with the Securities and Exchange Commission (the “SEC”) an initial Registration Statement covering the maximum number of registrable securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such registrable securities by the Purchaser under Rule 415 under the U.S Securities Act of 1933 (the “Securities Act”) at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Purchasers in consultation with their respective legal counsel, subject to the aggregate number of authorized shares then available for issuance in its articles of incorporation.

The forgoing descriptions of the SPA, the PAA and the RRA are qualified in their entirety by reference to the form of the SPA, the PAA and RRA filed hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02.

The offer and sale of the Shares, the Series D Preferred Stock and the shares of common stock issuable upon conversion of the Shares were made to an accredited investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The offering of the Shares and the Series D Preferred Stock were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. The offer and sale by the Company of the securities that may be issued and sold to the investors under the SPA have not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Convertible Preferred Stock

Pursuant to the terms of the SPA, on August 2, 2024, the Company issued a Certificate of Designation of Series C Convertible Preferred Stock (the “Series C COD”) designating 7,000 shares of its authorized and unissued preferred stock as Series C Preferred Stock with a stated value of $1,000.00 per share (the “Stated Value”). The Seres C COD sets forth the rights, preferences and limitations of the shares of Series C Preferred Stock. The defined terms not otherwise defined below are as defined in the Series C COD.

The following is a summary of the terms of the Series C Preferred Stock:

Dividends. Under the terms of the COD, the holders of Series C Preferred Stock will be entitled to receive dividends, based on the Stated Value, at a rate of eight percent (8%) per annum, which dividends shall be paid by the Company out of funds legally available therefor, payable in shares of common stock or, at the option of the Company, cash on the stated value of such Series C Preferred Stock at the applicable dividend rate. Dividends on the Series C Preferred Stock shall commence accruing on the issuance date and shall be computed on the basis of a 360-day year and twelve 30-day months (with 1 year of dividends being guaranteed and deemed earned in full and payable on the first conversion date). From and after the occurrence and during the continuance of any Triggering Event the rate shall automatically be increased to twelve percent (12.0%) per annum

Voting Rights. The Series C COD provides that holders of Series C Preferred Shares shall have the right to vote on all matters presented to the stockholders for approval together with the shares of Common Stock, voting together as a single class, on an “as converted” basis, other than in regards to the Exchange Limitation.

Liquidation. In addition, upon any liquidation, dissolution or winding-up of the Company, prior and in preference to the Common Stock, holders of Series C Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (A) 120% of the Stated Value of such Preferred Share and (B) the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment

Conversion. The number of shares of Common Stock issuable upon conversion of any share of Series C Preferred Stock shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

(i) “Conversion Amount” means, with respect to each Share, as of the applicable date of determination, the sum of (1) 120% of the Stated Value plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges (as defined below in Section 24(c)) with respect to such Stated Value and Additional Amount as of such date of determination.

(ii) “Conversion Price” means, with respect to each Share, as of any Conversion Date or other date of determination, an initial price of $0.15, subject to further adjustment as provided herein. On each Reset Date, the Conversion Price shall be adjusted to equal the lower of (a) the Conversion Price then in effect (after taking into account and adjusting pursuant to Section 8(b)) and (b) 100% of the applicable Reset Price, determined as of the applicable date of determination; provided that, the Conversion Price shall not be lower than the Floor Price (as defined below). In the event that the number of Conversion Shares (as defined below) subject to a conversion would exceed the Exchange Limitation (as defined below) prior to the Exchange Limitation Date (as defined below), in aggregate with any prior conversions of the Preferred Shares or other issuances of shares of Common Stock that would be subject to the Exchange Limitation, then the Conversion Price shall not be less than the “Minimum Price” as such term is defined in Rule 14.10(i)(4) of the Rules of the BZX Exchange operated by Cboe Global Markets, Inc. (the “Minimum Price”); provided that, the Company shall, promptly following the Second Closing Date, take all corporate action necessary to call a meeting of its stockholders (the “Stockholders’ Meeting”), which shall occur not later than sixty (60) days from the Second Closing Date, for the purpose of seeking approval of the Company’s stockholders with respect to, inter alia, the issuance of all of the Preferred Shares and Conversion Shares, all as may be required by the applicable rules and regulations of the Principal Market (or any successor entity) (the “Stockholder Approval”). In connection therewith, the Company shall as soon as reasonably practicable after the Second Closing Date file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Stockholders’ Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall as soon as reasonably practicable mail such proxy materials to the stockholders of the Company. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the “Proxy Statement”) and any form of proxy to be sent to the stockholders of the Company in connection with the Stockholders’ Meeting. The Company’s board of directors shall recommend to the Company’s stockholders that the stockholders vote in favor of the proposals for Stockholder Approval at the Stockholders’ Meeting and take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit stockholder votes in respect of the Stockholder Approval. If the Company does not obtain Stockholder Approval at the Stockholders’ Meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the date that Stockholder Approval is obtained (the “Exchange Limitation Date”). In the event that the Conversion Price on a Conversion Date would have been less than the applicable Minimum Price or Floor Price if not for the Company obtaining Stockholder Approval, then on any such Conversion Date the Stated Value shall automatically be increased by an amount equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding such Conversion Date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Conversion Date with respect to such conversion of Preferred Shares from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable conversion of Preferred Shares, by (y) the applicable Conversion Price. Notwithstanding anything to the contrary herein, the Conversion Price shall not be less than the Floor Price, which shall not be subject to any adjustment

Redemption. Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Company with respect to each share of Preferred Stock to redeem each share of Preferred Stock then held by such Holder for a redemption price, in cash, equal to 130% of the Stated Value plus the Additional Amount as of the Company Optional Redemption Date (the “Triggering Redemption Amount”). After the occurrence of a Triggering Event, the Dividend Rate on all of the outstanding Preferred Stock held by such Holder shall be increased to 18% per annum thereafter. The Triggering Redemption Amount, in cash or in shares of Common Stock, shall be due and payable or issuable, as the case may be, within five (5) Trading Days of the date on which the notice for the payment therefor is provided by a Holder (the “Triggering Redemption Payment Date”. At any time after the Initial Issuance Date, the Company shall have the right to redeem all or any portion of the Preferred Shares then outstanding (the “Company Optional Redemption Amount”) on the Company Optional Redemption Date (each as defined below) (a “Company Optional Redemption”). The Preferred Shares subject to redemption pursuant to this Section 11(b) shall be redeemed by the Company in cash at a price (the “Company Optional Redemption Price”) equal to 120% of the Stated Value plus the Additional Amount as of the Company Optional Redemption Date.

Series D Redeemable Preferred Stock

Pursuant to the terms of the SPA, on August 2, 2024, the Company issued a Certificate of Designation of Series D Preferred Stock (the “Series D COD”) designating 20,000 shares of its authorized and unissued preferred stock as Series D Preferred Stock with a stated value of $0.0001 per share (the “Stated Value”). The Series D COD sets forth the rights, preferences and limitations of the shares of Series D Preferred Stock. The defined terms not otherwise defined below are as defined in the Series D COD.

The following is a summary of the terms of the Series D Preferred Stock:

Dividends. Under the terms of the Series D COD, the Company shall not pay any dividends on the Series D Preferred Stock.

Voting Rights. Each share of Series D Preferred Stock shall entitle the holder thereof (a) to vote exclusively with respect to the Reverse Stock Split proposal at the Company’s next stockholder meeting following the Original Issue Date (and the Series D Preferred Stock shall not be entitled to vote on any other matter except to the extent required under Title 17 of the Wyoming Statutes or provided herein) and (b) to 10,000 votes per each share of Series D Preferred Stock and shall, except as required by law, vote together with the Common Stock and any other issued and outstanding shares of preferred stock of the Company that are entitled to vote thereon, as a single class. Notwithstanding the foregoing, in addition, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend this Certificate of Designation, (b) amend the Articles of Incorporation or other charter documents of the Company in a manner adverse to the Holders, (c) increase the number of authorized shares of Series D Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation. In addition, upon any liquidation, dissolution or winding-up of the Company, prior and in preference to the Common Stock, the Holders shall be entitled to receive out of the assets available for distribution to stockholders an amount in cash equal to 120% of the aggregate Stated Value of all shares of Series D Preferred Stock held by such Holder

Redemption. On the earlier of the date on which (i) the Company obtains Stockholder Approval and (ii) the SPA is terminated prior to the Second Closing, the Company shall immediately redeem, out of funds legally available therefor, each of the Series D Preferred Stock then outstanding at a redemption price equal to the Redemption Price, without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment on the date of Stockholder Approval or such termination, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder. Upon receipt of full payment in cash for a complete redemption, each Holder will promptly submit to the Company such Holder’s Series D Preferred Stock certificates, if any, and such redeemed shares shall no longer be deemed to be outstanding.

The foregoing summaries of the terms of the Series C Preferred Stock and Series D Preferred Stock are qualified in their entirety to the Series C COD and the Series D COD, respectively which are filed hereto as Exhibits 3.1 and 3.2, respectively and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock
3.2	Certificate of Designation of Series D Redeemable Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Placement Agency Agreement
10.3	Form of Registration Rights Agreement
104	Cover Page Integrative Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: August 5, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer